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                                                                   EXHIBIT 10.25


                                  OEM AGREEMENT

         This OEM AGREEMENT (the "Agreement") is effective as of the 1st day of October, 2001 (the "Effective Date"), by and between QUINTON INC., a Washington corporation ("Quinton") with its principal place of business at 3303 Monte Villa Parkway, Bothell, Washington 98021 and MORTARA INSTRUMENT, INC., a Wisconsin corporation ("Mortara") with its principal place of business at 7865 North 86th Street, Milwaukee, Wisconsin 53224.

         Whereas, Mortara desires to establish an exclusive worldwide marketing relationship for its Products in the Territory (as defined in Exhibit B);

         Whereas, Quinton sells a broad range of devices for use by health care and consumers and desires to add to its product line;

         Whereas, Quinton and Mortara desire to enter into a definitive agreement to which Quinton would purchase the Products from Mortara and on an Exclusive basis (as defined below), combine and assemble them with other Quinton products and resell them to third-party distributors and end-users through a network of Quinton sales and distribution channels. Now, Therefore, in consideration of the foregoing premises and other good and valuable consideration, the parties hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 "COMPETITIVE CHANGE OF CONTROL" shall be deemed in effect in the event a competitor of one party obtains equity ownership in the other party in excess of 50%.

1.2 "CONFIDENTIAL INFORMATION" shall mean, subject to the exceptions set forth in Section 9.2, any information received by one party from the other party which is designated in writing as confidential, or, if disclosed orally, identified at the time of disclosure as confidential and followed by written confirmation of the confidential nature of such information. Confidential Information may include know-how, data, processes or techniques relating to the Products and any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, and provided to either party pursuant to this Agreement.

1.3 "END USER" shall mean an individual or entity that acquires the Product for his or her own use and not for resale.

1.4 "EXCLUSIVE" shall mean the distribution of Products in the Territory to End Users but does not include exclusive access to the underlying technology of the Products which Mortara is free to license to other companies in the form of product offerings for patient monitoring and research organizations. Mortara maintains the right to supply existing Products, including ECG Management systems, directly to research organizations, Datex-Ohmeda in conjunction with monitoring system sales and to the Federal Aviation Administration.

1.5 "FDA" shall mean the United States Food and Drug Administration, and any successor thereto.

1.6 "FD & C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder, as amended from time to time.

1.7 "FINAL ACCEPTANCE" shall mean Quinton has completed its functional testing (as defined in Section 2.5.2) on any Product provided by Mortara under this Agreement.




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1.8      "GOOD MANUFACTURING PRACTICES" or "GMP" shall mean the good manufacturing practice regulations promulgated from time-to-time by the FDA for the manufacture of medical devices in the United States and other countries. "cGMP" or "current GMP" shall mean the GMP practices in effect at a particular time, including in the United States the requirements set forth in the FDA's current Quality System Regulation, as it may be amended from time to time.

1.9 "PRODUCT(S)" shall mean the then current version of Mortara's Software described in Section 1.11 and detailed in Exhibit A, as combined, integrated and/or bundled with Quinton products and equipment ready for delivery to End Users, together with any commercially available documentation in electronic or hardcopy formats, and any related technical information.

1.10 "REGULATORY APPROVAL" shall mean, with respect to a country, all approvals, licenses, registrations, clearances or authorizations of the FDA or any other federal, state or local regulatory agency, department, bureau or other government entity, necessary for the use, manufacture, storage, import, transport and Sale of a Product in such country.

1.11 "SOFTWARE" includes the ECG Management Software currently sold by Mortara under the product name E-Scribe, encompassing the E-Scribe/NT Enterprise Server and Workstation applications and accessories, including any updates and enhancements. Such updates and enhancements specifically exclude additional features and functionality which the parties may agree to under terms of the Research and Development Fees discussed in Section 3.2. The additional features and functionality are intended for incorporation into the Products as they are developed.

1.12 "SELL", "SALE" or "SOLD" shall mean to sell, license, lease, distribute, market, install or otherwise dispose of and to use in connection with those activities.

1.13 "TRANSFER FEE" shall mean the fee Quinton shall pay Mortara for each Product purchased or licensed hereunder, except for reasonable numbers of copies of the Software which are used by Quinton internally for demonstration and development purposes. Quinton agrees to maintain control of and accountability for the distribution of demonstration and development copies of the Software.

1.14 "ENGINEERING PERSON-YEAR" shall mean the equivalent of one year of engineering time, for one Mortara engineer and applicable supporting resources, which the parties agree to value at the rate of [*].

                              ARTICLE 2 THE PRODUCT

2.1 GRANT OF QUINTON RIGHTS. In consideration of the Transfer Fees set forth in Exhibit A, and subject to and expressly conditioned upon compliance with the terms and conditions of this Agreement, Mortara hereby grants to Quinton and Quinton hereby accepts an exclusive, nontransferable, license to combine the Products with Quinton products or equipment and deliver the Products, together with any available documentation, and as combined, integrated and/or bundled with Quinton products or equipment, to End Users in the Territory.

2.2 DISTRIBUTION OUTSIDE OF TERRITORY. With respect to distribution of Mortara's products equivalent to those encompassed by this Agreement, in relation to countries outside of the Territory, should Mortara decide to expand or modify its currently existing sales channels, then Mortara agrees to discuss such distribution with Quinton, and consider Quinton for such distribution, prior to signing any third party distribution Agreement for such products covered by this Agreement.

2.3 EXCLUSIVITY. Section 1.4 enables Mortara to distribute related Mortara products directly to Datex-Ohmeda as part of patient monitoring offerings and to research organizations, and it is conceivable that this provision may bring Mortara's sales efforts into conflict with Quinton's sales efforts as contemplated by this Agreement. Should one of these conflicts arise, both sides agree to negotiate in good faith such additional terms and conditions or other ad hoc arrangements as may best resolve the conflict. Furthermore, the parties will discuss in good faith how best to conclude pending sales of Mortara products and upgrades


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         in the interim between the date of this Agreement and Quinton's formal release of the Product. Following Quinton's formal release, both sides further agree to jointly manage and cooperate in the transition to Quinton support and upgrading of existing Mortara product installations in the Territory.

2.4 LICENSE. Quinton shall distribute the Products for use under materially and substantially similar terms and conditions to those in Quinton's standard of Software License and Limited Warranty and/or its Limited Warranty for Hardware. The current version of Quinton's Software License and Limited Warranty is attached as Exhibit C. The current version of Quinton's Limited Warranty for Hardware is attached as Exhibit D. Notwithstanding termination or expiration of this Agreement, End User licenses validly granted prior to expiration or termination of this Agreement shall survive any such expiration or termination and following any termination of this Agreement and for so long thereafter as necessary for Quinton to satisfy, and solely to satisfy, its then existing obligations for maintenance, warranty or support services to its End Users, Quinton shall have a limited license to use two (2) copies of the Products solely for such purposes.

2.5      DEVELOPMENT OF PRODUCT

         2.5.1 Mortara is responsible for the development of the Software and delivery of the Software to Quinton. Quinton shall provide to Mortara such guidance, including requirements specifications and other related documents, as may be necessary and appropriate to support the timely development of the Software.

         2.5.2 Validation and verification testing shall be defined and testing conducted by Quinton on the Software as delivered by Mortara. During the testing period, at its sole cost and expense, Mortara shall provide Quinton with technical assistance to support validation and verification testing process.

         2.5.3 The Software as delivered by Mortara will be combined by Quinton with other applications and with hardware to develop and deliver the finished Products to end users. Mortara will provide support to Quinton as appropriate to develop and test the integration of the Software into the finished Products. Mortara further agrees to support the Software by providing corrections to anomalies and such minor feature enhancements as shall be mutually agreed upon.

         2.5.4 The Research and Development Fees as described in Section 3.2 shall enable the development of the Software plus additional functionality to deliver a highly competitive Product.

2.6 REGULATORY APPROVALS BY MORTARA. Mortara will be solely responsible for filing, obtaining and maintaining any and all domestic Regulatory Approvals relating to the Products provided to Quinton under this Agreement. All Regulatory Approvals will be owned by and filed in the name of Mortara, provided, however, that Quinton shall have the right to reference all such Regulatory Approvals in its Product labeling. Quinton will cooperate with Mortara, at Mortara's expense, in such manner as Mortara may reasonably request to assist in obtaining such Regulatory Approvals.

2.7 TECHNOLOGY ESCROW. Quinton has the right, but not the obligation, to require Mortara to place all Product and corresponding documentation, sufficient to manufacture and Sell the Products with Regulatory Approval, in an escrow account upon the occurrence of any of the factors listed below: (1) bankruptcy or insolvency of Mortara, (2) uncured breach of the Agreement by Mortara in accordance with Article 12 of this Agreement, or (3) if greater than 50% of the voting shares of Mortara are transferred to a company deemed by Quinton to be a competitor of Quinton. Within sixty (60) days of Quinton's written notice to Mortara of Quinton's decision to require the establishment of an Escrow account: (i) the parties will select a mutually agreed upon person or entity to serve as the holder of a technology escrow (the "Technology Escrow Holder"); (ii) Mortara will establish a technology escrow account with the Technology Escrow Holder; and (iii) Mortara will negotiate and execute an escrow agreement which will provide for the release of the escrow contents to Quinton by the Technology Escrow Holder upon occurrence of the following events: any breach of this Agreement by Mortara, or failure of Mortara to do business in the normal course. Upon execution of the escrow agreement, Mortara will place in the technology escrow account the information and data necessary to manufacture the Products. During the term of this Agreement Mortara shall update the


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         escrow contents whenever significant Product changes occur. Quinton will bear all Escrow fees associated with establishing and maintaining the Escrow account and has the right to audit the Escrow account to insure completeness.

                       ARTICLE 3 PRICES AND PAYMENT TERMS

3.1 FEES. Transfer Fees for the Products are set forth in Exhibit A attached hereto.

3.2      RESEARCH AND DEVELOPMENT FEES.

         3.2.1 Quinton agrees to pay Research and Development Fees to Mortara to support the development and maintenance of the Software as defined in this Section 3.2. These fees will be charged at a rate of [*] per development Engineering Person-Year. In year one of this Agreement, Quinton will pay for one Engineering Person-Year of development to achieve the customization and additional functionality including: (1) customization of Quinton-labeled software, (2) Web server enablement, (3) output of final reports in Adobe PDF format, and (4) a facility to export data in the format specified in Exhibit E (the "Initial Deliverables").

         3.2.2 This Research and Development Fee for the Initial Deliverables will be paid with a first installment of [*], billable net 30 days from the Effective Date of this Agreement, with the remaining [*] to be split equally over reaching two milestones over the course of developments described in the initial deliverables. These milestones will be discussed in good faith and agreed to by both parties upon the start of such development. Additional functionality beyond that outlined in the initial deliverables will be developed by Mortara for additional fees at the same rate with a minimum fee of [*]. In future years of this Agreement, Quinton can contract with Mortara for additional development under similar terms. All developments created under Research and Development Fees, currently and in the future, will remain the intellectual property of Mortara,.

3.3      REPORTING AND PAYMENT TERMS.

         3.3.1 For all Software copied and distributed by Quinton, Quinton agrees to deliver monthly reports as detailed in Section 3.3.2 to Mortara within thirty (30) days after the end of each month in which the Software was Sold, specifying the number of copies of Software distributed to End Users during the month just ended. Each report shall be signed by a duly authorized representative of Quinton and forwarded to Mortara at its then-current notice address, addressed to the attention of Brian Brenegan. All reports shall be accompanied by payment due, if any.

         3.3.2 Monthly Reports. Quinton's monthly reports shall include "Point of Sale" information which shall contain, at a minimum, the following information: beginning and ending report dates, End User purchase date, End User name, Product name, part number, and quantity Sold to End User minus returns.

3.4 WITHHOLDING TAXES. Payments to Mortara hereunder shall be made without deduction other than such amount (if any) Quinton is required by law to deduct or withhold. Payments subject to such deductions or other withholdings shall be increased by an amount which shall equal, as nearly as possible, the amount required to be deducted or withheld, less any tax benefits realizable by Mortara. Quinton shall obtain a receipt from the relevant taxing authorities for all withholding taxes paid and forward such receipts to Mortara to enable Mortara to claim any and all tax credits for which it may be eligible. Quinton shall reasonably assist Mortara in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

3.5 PRICE ADJUSTMENTS. Quinton and Mortara agree to review Qscribe system sales, along with the resulting cost analysis, on a quarterly basis. Should Quinton's profitability with the Products and Software exceed


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         original expectations then the parties agree to enter into good faith negotiations regarding increased transfer fees as deemed appropriate and necessary.

3.6 OTHER TAXES, TRANSPORTATION AND INSURANCE. Quinton will pay all non-U.S. export charges, import duties, any and all sales, use, excise, value added or other taxes or assessments imposed by any governmental authority upon or applicable to any sale to Quinton under this Agreement, and all costs and charges for transportation, brokerage, handling and insurance of the Products from the point of shipment.

3.7 RECORDS, AUDIT OF SALES AND EXPENSES. During the term of the Agreement and for one (1) year thereafter, Mortara shall have the right, at its sole cost and expense, to audit Quinton's books and records as necessary to verify the monthly reports issued by Quinton under Section
         3.3.2 above and Quinton's compliance with the terms of this Agreement. Quinton shall make its books and records available for inspection during Quinton's normal business hours. Mortara shall give Quinton no less than ten (10) days prior written notice of its desire to perform such an audit. If any such audit should disclose that Quinton's reports understate the actual fees payable then Quinton shall promptly pay the amount of the discrepancy to Mortara. Should such understatement of fees payable by Quinton be five percent (5%) or more, Quinton shall also reimburse Mortara for any expenses incurred in conducting the audit, including auditor's fees and reasonable travel expenses, if any, up to a maximum of $5,000. If any such audit discloses Quinton overpaid fees to Mortara, then the amount of overpayment shall be credited against Quinton's next monthly payment(s). Any Quinton records, books or accounting information received by Mortara or its auditors during any audit shall be treated as Confidential Information as detailed in
         Article 9.

                         ARTICLE 4 MARKETING AND SERVICE

4.1 PROMOTION AND MARKETING. Quinton agrees to promote the Sale, marketing and distribution of the Products in the Territory in a manner consistent with this Agreement and generally accepted business practices.

4.2 BUSINESS MEETINGS. Mortara and Quinton will meet each year during the term of the Agreement to review sales performance, average selling price of Product, Quinton's gross margins on net sales, Mortara's Transfer Fees for Products and other relevant issues.

4.3 PROMOTIONAL LITERATURE. Upon request, Mortara will furnish Quinton, at Mortara's expense, with all available electronic files of Product documentation, technical requirements and the like in order to aid Quinton in effectively carrying out its activities under this Agreement. Quinton shall be responsible for and have exclusive rights to the design and production of promotional literature for the Products as created and delivered by Quinton. Quinton shall include any copyright notices of Mortara as requested in writing by Mortara.

4.4 REPLACEMENT OR SERVICE OF DEFECTIVE PRODUCTS DURING THE WARRANTY PERIOD. Mortara will replace or repair all defective Products returned or reported to it by Quinton at no cost during the warranty period.

4.5 END USER SUPPORT. Quinton will be responsible for direct interaction with its End Users for warranty and non-warranty related field service and ongoing support for the Product.

4.6 TECHNICAL SUPPORT TO QUINTON. At its own cost and expense, Mortara will provide Quinton technical service and applications personnel with technical support for the Products, including telephone consultation and assistance sufficient to enable Quinton to support its End Users of the Products. In addition, Mortara agrees to provide technical assistance to Quinton in adapting the Products to Quinton's products.

4.7 DEFECT TRENDING. No less than once each quarter Quinton shall supply Mortara with a written report detailing any commonly experienced failures or service problems with the Products. Upon reasonable notice to Quinton from Mortara, records of Incidents shall be made available to Mortara for inspection. Mortara agrees to use its best efforts to promptly correct problems or defects that degrade the use of the Product or result in an increased hazard risk.


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4.8      EXPENSES. All expenses incurred by either Mortara or Quinton in connection with the performance of its obligations hereunder will be borne solely by the party incurring the expense. Mortara and Quinton shall each be responsible for appointing and compensating its own employees, agents and representatives.

                       ARTICLE 5 MORTARA PRODUCT WARRANTY

5.1 PRODUCT WARRANTY. Mortara warrants that the Products provided to Quinton in accordance with the terms hereof shall be (i) in compliance with and perform in accordance with the Product specifications; (ii) developed in compliance with the FD&C, cGMP and other applicable laws, rules and regulations and (iii) free from defects in material and workmanship. The Software shall be warranted for a period of ninety
         (90) days from the date on which the Software is delivered to the End User.

5.2      EXCLUSIONS. The above warranties shall not apply to any Product which
         (a) has been altered by Quinton without approval of Mortara, (b) has not been operated, repaired or maintained in accordance with any handling, maintenance or operating instructions supplied by Mortara or
         (c) has been subjected to unusual physical or electrical stress, misuse, abuse, negligence or accident.

5.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MORTARA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, AND MORTARA EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.4 LIMITATION OF LIABILITY. To the maximum extent permitted by applicable law, in no event shall Mortara be liable for any special, incidental, or consequential damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the use or inability to use the Product, even if Mortara has been advised of the possibility of such damages. Because some States and Jurisdictions do not allow the exclusion of limitation of liability for consequential or incidental damages, the above limitation may not apply.

                    ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other party that (i) it has the right and lawful authority to enter into this Agreement; (ii) this Agreement is legal and valid and the obligations binding upon each party are enforceable in accordance with their terms except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, receivership, moratorium and other similar laws affecting the rights of the creditors generally, or general principles of equity regardless of whether asserted in a proceeding in equity or at law; and (ii) the execution, delivery and performance of this Agreement does not conflict with any agreement or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

6.2 PATENTS. Mortara warrants to Quinton that (a) it is the owner of the entire right, title and interest in the Products and has all authority necessary to grant the licenses in and to the Products herein; and which is necessary for the manufacture, use, offer for Sale, Sale and importation of the Products; and (b) manufacture, use, offer for Sale, Sale and importation of the Products has not been found to infringe, and to the best of Mortara's knowledge is not now infringing, and has not been the subject of any notice or allegation, received by Mortara as of the Effective Date, of infringement of any intellectual property right of a third party.

                            ARTICLE 7 INDEMNIFICATION

7.1 INDEMNIFICATION BY MORTARA. Mortara agrees to indemnify, defend and hold Quinton harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorney's fees and court costs (collectively "Claims"), which Quinton may incur to the extent such Claims arise out of (i) a Product's infringement of any United States federal or state intellectual property right of a third party, or (ii) the death


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         or injury of any person or damage to property resulting from (a)
         Mortara's breach of its representations, warranties and covenants contained in this Agreement (b) Mortara's design, testing or manufacture of the Products to the extent not caused by fault attributable to Quinton, or (c) the negligence, recklessness or willful misconduct of Mortara or its officers, employees or agents.

7.2 INDEMNIFICATION BY QUINTON. Quinton agrees to indemnify, defend and hold Mortara harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorney's fees and court costs (collectively "Claims"), which Mortara may incur to the extent that such Claims arise out of (i) Quinton's breach of its representations, warranties and covenants contained in this Agreement,
         (ii) the Sale, promotion or other distribution of Products by Quinton otherwise than in a manner consistent with the Agreement, (iii) any representation or warranty given by Quinton with respect to the Products (other than product warranty given by Mortara in Article 6 hereto and other than the labeling for Products as cleared by the FDA),
         (iv) repairs or services rendered by Quinton that do not comply with Mortara's recommended guidelines, or (v) injury, illness or death of any person to the extent such injury, illness or death to other persons arises out of or results from the negligence, recklessness or willful misconduct of Quinton or Quinton's officers, employees or agents.

7.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

7.4      INDEMNIFICATION PROCEDURE. The party seeking indemnification under this
         Article 7 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") written notice of the relevant Claim and the related facts with reasonable promptness after becoming aware of same,
         (ii) reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest in any intellectual property the Indemnified Party controls, without the Indemnified Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party.

7.5 INSURANCE. Mortara shall maintain, during the term of this Agreement and for a period of five (5) years after expiration or termination of this Agreement, comprehensive general liability insurance, including full products liability coverage, with an insurance carrier with a rating of VII A Best or better, and coverage limits of not less than $1,000,000 per occurrence and at least $2,000,000 aggregate coverage for claims of bodily injury and property damage arising out of any loss. Such policy or policies shall include Quinton as named insured in such policy or policies. Such policy or policies shall also expressly cover any liability Mortara may incur as Indemnifying Party under this Agreement.

                    ARTICLE 8 PRODUCT RECALLS, ADVERSE EVENTS

8.1 PRODUCT RECALL. In the event that any governmental agency or authority issues a recall or takes similar action in connection with the Products, or in the event either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party with such information shall, within twenty-four (24) hours, advise the other party of the circumstances by telephone or facsimile. Quinton shall have the right to control the arrangement of any Product recall, and the parties will cooperate with each other in implementing such recall. Specifically, the parties shall cooperate in the event of a Product recall with respect to the reshipment, storage or disposal of recalled Products; the preparation and maintenance of relevant records and reports; and notification to any recipients or End Users.


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8.2      ADVERSE EVENTS. Each party shall advise the other party, by telephone or facsimile, within such time as is required by the FDA (with respect to the severity of an adverse event) after it becomes aware of any complaints, adverse event reports or safety issues potentially caused by use of the Products or to which the use of the Products may have contributed as well as any Product malfunction or any other reportable events under 21 CFR 803-804 or similar laws and regulations in other countries. Such advising party shall provide the other party with a written report delivered by confirmed facsimile of any such reports, stating the full facts known to it, including but not limited to, customer name, address, telephone number and serial number, if any, of the Products involved.

                       ARTICLE 9 CONFIDENTIAL INFORMATION

9.1 NONDISCLOSURE OBLIGATIONS. During the term of this Agreement, and for a period of three (3) years after termination hereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, which shall at minimum be a reasonable standard of care. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. All information that is to be held confidential shall be given only to individuals who are made aware of the confidential nature of the information and who have signed a confidentiality agreement or who have a fiduciary responsibility to the disclosing party and who have a need to know.

9.3 EXCEPTIONS. Confidential Information shall not include any information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;
         (ii) is known by the receiving party at the time of receiving such information, as evidenced by its written records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving party without any breach of Section 10.1; (v) is the subject of a written permission to disclose provided by the disclosing party; or (vi) is of such inconsequential nature as to render it valueless. The parties agree that the material financial terms of this Agreement will be considered the Confidential Information of both parties. However, each party shall have the right to disclose the material financial terms of this Agreement to any potential acquirer, merger partner, or other bona fide potential financial partner, subject to a requirement to secure confidential treatment of such information consistent with the Agreement or if it is prudent or proper to make such disclosure to comply with applicable government regulations; provided that the disclosing party shall utilize reasonable efforts to not publicly disclose such information to the extent legally permitted and practicable.

9.3 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this Agreement, each party may disclose Confidential Information if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; is otherwise required by law; or is otherwise necessary to secure financing, prosecute or defend litigation or comply with applicable governmental regulations, including regulatory filings, or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

9.4 PUBLICITY. All public announcements and press releases regarding the subject matter of this Agreement shall be made only after mutual agreement by the parties as to the content and timing thereof. Any such announcements or communications shall be made only with the prior approval of the other party hereto, which shall not be unreasonably withheld, except as otherwise required by applicable law or legal process.


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
                         ARTICLE 10 COMPLIANCE WITH LAWS

10.1 MANUFACTURING AND SHIPPING. Quinton and Mortara each shall be responsible for complying with all applicable legal and regulatory requirements of the United States and any other state or local regulatory agency, department, bureau, commission, council or other governmental entity regarding the manufacture and shipment obligations hereunder. Each party shall promptly notify the other of new instructions, regulations or specifications of which it becomes aware which are relevant to the manufacture and distribution of the Products under this Agreement and which are required by the FDA, or other applicable laws or governmental regulations and shall confer with each other with respect to the best means to comply with such requirements. Each party shall assist the other in obtaining and maintaining all approvals and authorizations of any governmental agencies necessary for the manufacture, use, marketing, distribution or sale of Products, and will promptly notify the other party of any comments, responses or notices that a party receives from any governmental authorities which relate to the regulatory status of the Product.

10.2 MARKETING AND SALES. Quinton shall comply with all applicable laws, regulations and orders of any governments or government agencies worldwide and with all other governmental requirements applicable to its promotion, marketing and sales activities with respect to the Products, including obtaining import approvals or other permits, customs clearances, or authorizations for the shipment and Sale of Products. In connection with Quinton's compliance with this Section 10.2, Quinton will provide Mortara with all information it reasonably requests, including but not limited to distribution records, copies of any filings made in connection therewith and any promotional literature, sales literature, books, catalogues and the like prepared in connection with the Products. Mortara will, at Quinton's expense, furnish Quinton with such assistance and cooperation as may reasonably be requested in connection with compliance with such governmental requirements.

10.3 FACILITIES APPROVAL. Mortara shall be responsible for obtaining and maintaining all necessary plant inspection standards, plant licenses registrations or permits to enable the development of the Products.

            ARTICLE 11 TERM, TERMINATION, AND EFFECT OF TERMINATION.

11.1 TERM. Except as provided in Sections 11.2 and 11.3, this Agreement and the licenses and rights granted hereunder will be effective for a term of five (5) years. Thereafter, this Agreement shall automatically renew for successive one (1) year terms until terminated by either party under Section 11.2 or Section 11.3 herein.

11.2 TERMINATION FOR BREACH. Either party may terminate this Agreement upon written notice to the other party if (i) the other party commits any material breach of this Agreement which the other party fails to cure within sixty (60) days following written notice from the non-breaching party specifying such breach; (ii) the other party permanently ceases to conduct business; or (iii) the other party (a) becomes insolvent,
         (b) makes an assignment for the benefit of creditors, (c) commences any dissolution, liquidation or winding up, (d) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets, or (e) has a petition filed by or against it under the Bankruptcy Code of 1978, as amended, 11 U.S.C. Section 101 et seq., or under any state insolvency laws providing for the relief of debtors, and such petition is not dismissed within sixty (60) days of its filing.

11.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement at its election and in its sole discretion without cause upon twelve (12) month written notice to the other party.

11.4 SURVIVING OBLIGATIONS. Termination or expiration of this Agreement will not (i) affect any rights of either party which may have accrued up to the date of such termination or expiration, (ii) relieve either party of its obligations under Article 5 (Mortara Product Warranty), Article 6 (Representations and Warranties), Article 7 (Indemnification) or
         Article 9 (Confidential Information), or (iii) relieve Quinton of its obligation to pay to Mortara sums due prior to termination or expiration of this Agreement.

11.5     EFFECT OF TERMINATION.



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         11.5.1   Upon the termination of this Agreement for whatever reason,
                  Quinton will cease to act as a sales representative and distributor of the Products, except that Quinton shall have the right to continue to fulfill its support and maintenance obligations related to the Products to its installed End User base. Quinton will return to Mortara all price lists, catalogs, sales literature, operating and service manuals, advertising literature and other materials relating to the Products originally provided by Mortara to Quinton, less one
                  (1) copy for the purpose of fulfilling its support and maintenance obligations. Notwithstanding the foregoing, Quinton will have the following rights: (i) for a period not to exceed one hundred eighty (180) days, to sell any Products remaining in inventory, and to fulfill firm orders received from End Users and previously delivered to Mortara, and (ii) in the event this Agreement is terminated by Quinton pursuant to Section 11.2, to sell any Products for an additional two hundred seventy (270) days solely with respect to the fulfillment of firm standing orders as proven by documentation presented to Mortara.

         11.5.2 Upon the termination of this Agreement by any material breach by Quinton, or from Quinton's inability to conduct its normal business (Section 11.2 (ii) and (iii) above) Quinton shall provide to Mortara upon the effective date of termination, the following information: (i) the location of all Products sold by Quinton during the term of this Agreement; (ii) the Incident files related to the Products; and (iii) a copy of Quinton's End User list for the Products compiled during the term of this Agreement, including names, addresses, telephone numbers and purchase history.

11.6 CHANGE OF CONTROL OF QUINTON. Quinton shall provide Mortara with prompt written notice in the event of any Competitive Change of Control of Quinton, and Mortara shall have the right to terminate this Agreement upon thirty (30) days advance written notice to Quinton. In the event Mortara elects to terminate this Agreement under this Section 11.6, Mortara shall have the right, but not the obligation, to require Quinton to satisfy its obligation to accept delivery of any Product(s) ordered under any then current Quinton purchase order.

11.7 CHANGE OF CONTROL OF MORTARA. Mortara shall provide Quinton with prompt written notice in the event of any Competitive Change of Control of Mortara, and Quinton shall have the right to terminate this Agreement upon thirty (30) days advance written notice to Mortara. In the event Quinton elects to terminate this Agreement under this Section 11.7, Quinton shall have the right, but not the obligation, to require Mortara to satisfy its obligation to complete the delivery of any Product(s) ordered under any then current Quinton purchase order.

11.8 NO LIABILITY FOR TERMINATION. Neither party will have any obligation to the other by reason of the terminating party's termination permitted by this Agreement. Each party hereby agrees not to assert any claim by reason of such termination of this Agreement. Neither party, by reason of the termination of this Agreement, will be liable to the other because of any damages, expenditure, loss of profits, or prospective profits of any kind or nature, sustained or arising out of such termination or for any investments related to the performance of this Agreement or the goodwill created in the course of the performance under this Agreement.

11.9 ACCRUED OBLIGATIONS. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform any covenant, agreement, duty or obligation contained in this Agreement. Neither party will be relieved from any obligations vested prior to the date of termination of this Agreement.

                            ARTICLE 12 MISCELLANEOUS

12.1 GOVERNING LAW AND VENUE. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A. (excluding its conflict of law rules) and by laws of the United States of America, excluding the United Nations Convention on Contracts for the International Sale of Goods (which the parties hereby agree shall not apply). In the event Mortara files a claim against Quinton in connection with this Agreement, such claim will be filed in the state and federal courts sitting in Snohomish County,



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         Washington. In the event Quinton files a claim against Mortara in connection with this Agreement, such claim will be filed in the state and federal courts sitting in Milwaukee County, Wisconsin.

12.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits hereto, set forth and constitute the final, complete and entire agreement between the parties hereto with respect to the subject matter hereof, supersede any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto and are intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may not be released, discharged, amended or modified in any manner except by a writing signed by duly authorized officers of both parties.

12.3 NO AGENCY; NO JOINT VENTURE; INDEPENDENT CONTRACTOR. Each party will act as an independent contractor under the terms of this Agreement. Neither party is, and will not be deemed to be, employee, agent, co-venturer or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of, or on behalf of the other party, nor will either party be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

12.4 WAIVER. No waiver of any right under this Agreement will be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

12.5 HEADINGS. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

12.6 ASSIGNMENT. Neither party may assign, in whole or in part, this Agreement nor any right or obligation arising under it without the prior written consent of the other, such consent not to be unreasonably withheld; provided, however, that either party may assign or transfer its rights and obligations arising under this Agreement to a purchaser of all or substantially all of the stock or assets of such party or to an entity into which such party is merged, or to a wholly-owned subsidiary of such party, without the consent of the other party.

12.7 SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision will be construed or deemed amended to conform to applicable laws so as to be valid, legal and enforceable and to conform to the maximum extent possible to the intention of the parties including, without limitation, by deleting such provision.

12.8 RESTRICTED RIGHTS. Any Software product which Quinton distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities, shall be provided with RESTRICTED RIGHTS in accordance with DFARS 252.227-7013(c)1(ii), or as set forth in the particular department or agency regulations or rules, or particular contract which provide Mortara equivalent or greater protection.

12.9 EXPORT. Quinton acknowledges that the Product is subject to the export control laws and regulations of the United States, and any amendments thereof. Quinton confirms that with respect to the Product, it will not export or re-export them, directly or indirectly, to (i) any countries that are subject to United States export restrictions; (ii) any End User who Quinton knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in United States export transactions by any federal agency of the United States government. Quinton further acknowledges that the Product may include technical data subject to export and re-export restrictions imposed by United States law.

12.10 BENEFITS OF THIS AGREEMENT. Except as expressly provided for herein, nothing in this Agreement will be construed to give to any person or entity other than Quinton and Mortara any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of


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         Quinton and Mortara and shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

12.11 NOTICES. Notices, consents and the like required or permitted hereunder will be in writing and will be sent to the addresses set forth below or to such other addresses as the parties may hereafter specify, and will be deemed given on the earlier of (a) physical deliver (or refusal to accept same) to a party, including confirmed delivery by facsimile or telex; (b) upon delivery (or refusal to accept same) after sending by expedited courier; (c) or upon delivery (or refusal to accept same) by certified mail, return receipt requested. Copies of notices will be sent to the appropriate address as set forth below:

                           TO MORTARA:
                           Mortara Instrument, Inc.
                           7865 North 86th Street
                           Milwaukee, Wisconsin  53224
                           Attention:  Brian Brenegan

                           TO QUINTON:
                           Quinton Inc.
                           3303 Monte Villa Parkway
                           Bothell, Washington  98021
                           Attention:  Contracts Administration

12.12 FORCE MAJEURE. Neither of the parties hereto will be liable for any failure or delay in performance hereunder where such failure or delay is due, in whole or in part, to any cause beyond its reasonable control, including but not limited to Acts of God, fire, flood, warfare, labor disputes or other similar catastrophic events. If a force majeure prevents Mortara from supplying, for a period of excess of one hundred fifty (150) days, Products to Quinton pursuant to a purchase order accepted by Mortara, Quinton shall have the rights set forth in Article 2 hereof.

12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together but one and the same document.

In Witness Whereof, the parties have executed this Agreement on the date first above mentioned.



QUINTON INC.                                 MORTARA INSTRUMENT, INC.

       /s/ John Hinson                             /s/ Brian Brenegan
------------------------------               ----------------------------------
Authorized Signature                         Authorized Signature
JOHN HINSON                                  BRIAN BRENEGAN
Printed Name                                 Printed Name
PRESIDENT                                    V.P. OPERATIONS
Title                                        Title


       10/11/01                                    10/12/091
------------------------------               ----------------------------------
Date                                         Date


Attached Exhibits:
-----------------
Exhibit A         Products, Quantity Discount levels, Transfer Fees, Lead Times and Initial Order Quantity
Exhibit B         Territory
Exhibit C         QIC Software License and Limited Warranty
Exhibit D         QIC Limited Warranty for Hardware
Exhibit E         Data Content of the Exported Records



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                                    EXHIBIT A

        SOFTWARE, QUANTITY DISCOUNT LEVELS, TRANSFER FEES, LEAD TIMES AND
                             INITIAL ORDER QUANTITY


                                                                   QUANTITY                                    INITIAL
                                                                   DISCOUNT       TRANSFER        LEAD          ORDER
                            PRODUCT                                 LEVELS          FEE           TIME        QUANTITY
                            -------                                 ------          ---           ----        --------
HARDWARE:
Not Applicable

SOFTWARE:
Per-Site License Fee for Q-Scribe/NT Enterprise Server               n.a.           [*]           n.a.          n.a.
Per-Workstation License Fee for Q-Scribe/NT Workstation              n.a.           [*]           n.a.          n.a.
Per-Site HL-7 Interface Fee                                          n.a.           [*]           n.a.          n.a.

Per-Site License Fee for Upgrade of existing Mortara UNIX            n.a.           [*]           n.a.          n.a.
E-Scribe Server to Q-Scribe/NT Enterprise Server
Per-Site License Fee for Upgrade of existing Mortara                 n.a.           [*]           n.a.          n.a.
E-Scribe/NT Server to Q-Scribe/NT Enterprise Server

Per-Site License to Upgrade from Synergy Server to                   n.a.           [*]
Q-Scribe/NT Enterprise Server
Per-Workstation License to Upgrade from                              n.a.           [*]           n.a.          n.a.
Synergy Workstation to Q-Scribe/NT Workstation


Product Labeling. All Software provided under this Agreement will be private labeled by Mortara for Quinton, including a Mortara label e.g. "Heart of Mortara" if appropriate. All decisions regarding product labeling and trademarking for the Software and for the End User Products will be the responsibility of Quinton.


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                                    EXHIBIT B

                                    TERRITORY

The Territory is defined as follows: EXCLUSIVE TO MORTARA - Austria, Belgium, Bulgaria, Croatia, Slovenia, Hungary, Finland, Greece, Portugal, Spain, Italy, Germany, Netherlands, Switzerland, Turkey, Russia (CIS), Israel, Kuwait, New Zealand, India, and the Peoples Republic of China including Hong Kong. EXCLUSIVE TO QUINTON - England, Ireland, Japan and Korea along with the Western Hemisphere. All other countries not directly stated above are non-exclusive and are available for distribution through either Company.



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                                    EXHIBIT C

                    QIC SOFTWARE LICENSE AND LIMITED WARRANTY


This Software License ("License") applies to Software products purchased by you ("Customer") from Quinton Instrument ("QIC") either alone or as part of Hardware provided by QIC.

DEFINITIONS. "Software" means the proprietary software programs, routines, subroutines and related items for control of products purchased from QIC by Customer. "Hardware" means the equipment purchased by Customer from QIC to be used with or containing the Software or, if none, the equipment specified for use with QIC Software. The Software and Hardware that operate together are an integrated "System." "Documentation" includes any commercially available materials published by QIC for Customer's use with the Software or System.

TERM. This License shall become effective on the date of QIC's invoice for the Software or Hardware and shall remain in effect until terminated. QIC may terminate this License immediately if Customer fails to comply with any of the terms of the License. Upon termination, Customer agrees to return, or, at QIC's request, destroy all copies of the Software.

LICENSE. In consideration of the License fee, which is included in the purchase price of the related Hardware, or if no Hardware is purchased, which is otherwise charged for the Software, QIC hereby grants to Customer, and Customer accepts, a non-transferable, non-exclusive license to use the Documentation, install the Software in machine-readable executable object code on the Hardware and use the Software in accordance with the Documentation provided by QIC.

COPYRIGHT. The Software is owned by QIC or its suppliers and is protected by United States copyright laws and international treaty provisions. QIC and its suppliers own and retain all right, title and interest in and to the Software, including patents, trademarks, copyrights, trade secrets and other intellectual property rights embodied or contained therein. Therefore, except as specifically provided herein, Customer may not use, copy, or distribute the Software without the prior written consent of QIC. Customer (i) may make one (1) copy of the Software solely for backup or archival purposes, and (ii) may not copy the Documentation accompanying the Software without the express written consent of QIC.

RESTRICTIONS. This License may not be transferred by sublicense, assignment or otherwise, except in the case of a transfer of all related QIC-supplied Hardware. Transfer of QIC supplied Hardware shall include transfer of this License; provided that (i) QIC has been notified in writing of the transfer;
(ii) the Hardware is the only Hardware specified for use with the Software;
(iii) each transferee must agree to the terms of this License; and (iv) any QIC warranty or maintenance agreement in effect with Customer on the date of transfer shall terminate without notice.

LIMITED WARRANTY. The "Warranty Period" means 90 days from the date of QIC's invoice for the Software, or, if the Software is provided as a component to the Hardware and specified for use with the Hardware, 90 days from the date of QIC's invoice for the Hardware. QIC warrants that, at the time of delivery to Customer and during the Warranty Period identified above: (i) the Software shall perform reasonably in accordance with the specifications set forth in QIC's then current commercially available Documentation for the Software or Hardware, and (ii) the media on which the Software is delivered shall be free from defects in material and workmanship.

CUSTOMER REMEDY. If the Software fails to comply with the limited warranty as set forth herein during the Warranty Period, QIC will use commercial efforts to repair or replace any such Software; or, at QIC's option, accept the return of the Software and refund the License fees, or an equitable portion thereof, paid by Customer for the Software.

SUPPORT.  QIC will provide Support for the Software as follows:

1) as long as the Software is commercially available and supported by QIC, Customer will receive maintenance releases commercially available from QIC for the Software;

2) during the Warranty Period, Customer will receive all commercially available maintenance releases, minor enhancements to the user interface, toll-free telephone consultation and assistance on the Software during the normal business hours of QIC, remote access support, and installation of any maintenance releases or minor enhancements to the user interface provided by QIC during the normal business hours of QIC;

Following the Warranty Period, Customer may, at its option, choose to purchase any then current commercially available QIC support program for the Software. Software Support services do not include maintenance releases, minor enhancements and / or upgrades to any Hardware product(s) or System purchased from QIC. Please contact QIC at the address listed below for details on QIC's commercially available Hardware support service programs, after hours support, installation assistance and on-site support services.



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EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TO THE MAXIMUM EXTENT PERMITTED BY
APPLICABLE LAW, QIC AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SOME STATES DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

LIMITATION OF LIABILITY. IN NO EVENT SHALL QIC OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR COVER, OR LOSS OF DATA, PROFIT, REVENUE OR USE IN CONNECTION WITH OR ARISING OUT OF CUSTOMERS USE OF THE SOFTWARE, DOCUMENTATION, HARDWARE OR THIS LICENSE.

U.S. GOVERNMENT-RELATED RIGHTS. The Software and accompanying Documentation are deemed to be "commercial computer Software" and "commercial computer Software documentation," respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction release, performance, display or disclosure of the Software and accompanying Documentation by the U.S. Government will be governed solely by the terms of this License and will be prohibited except to the extent expressly permitted by the terms of this License.

EXPORT RESTRICTIONS. Customer may not download, export, or re-export the Software (a) into, or to a national or resident of, any country to which the United States has embargoed goods, or (b) to anyone on the United States Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. By downloading or using the Software, Customer represents and warrants that Customer is not located in, under the control of, or a national or resident of any such country or on any such list. Customer acknowledges that it is Customer's sole responsibility to comply with any and all government export and other applicable laws and that QIC has no further responsibility for such after QIC's delivery of the License to Customer.

The application of the United States Convention of Contracts for the International Sale of Goods is expressly excluded. This License shall not be subject to the Uniform Commercial Code. Any dispute between Customer and QIC regarding this License will be subject to the exclusive venue and applicable laws of the state and federal courts of the State of Washington.

ENTIRE AGREEMENT. This License constitutes the entire agreement between QIC and Customer with respect to the subject matter hereof and shall supersede all previous representations, agreements or proposals, whether oral or written. The terms of this License shall prevail notwithstanding any variances with the terms and conditions of any purchase order or other document submitted by Customer. If any provision of this License is deemed invalid under any applicable statute or rule of law, it is to that limited extent deemed omitted or modified.

CONTACT INFORMATION. Should you have any questions concerning this QIC Software License and Limited Warranty, or if you desire to contact QIC for any reason, please call (425) 402-2000, or write: Quinton Instrument, 3303 Monte Villa Parkway, Bothell, Washington 98021-8906


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                                    EXHIBIT D

                        QIC LIMITED WARRANTY FOR HARDWARE


During the warranty period set forth herein, QIC warrants that 1) the Product, used in a manner for which it was designed, will generally conform to the specifications as set forth in the operators manual delivered by QIC with the Product, and 2) the mechanical and electronic components of the Product will be free from defects in materials and workmanship. This warranty is non-transferable.

For Category I products (standalone, non-networked products), the warranty period is 13 months from invoice date. For Category II products (system, networked products), the warranty period is 12 months from the earliest of: a) first clinical use, b) final acceptance or c) 90 days from shipment date. For Category III products (upgrades), the warranty period is 90 days from the earliest of: a) first clinical use, b) final acceptance or c) 90 days from shipment date.

During the warranty period, QIC will provide Customer with the following at no charge:

1.   Replacement of defective parts.

2. Labor necessary to effect repairs or replace defective parts during normal business hours of 8:00AM to 4:30PM, Monday through Friday (excluding QIC holidays), Customer's local time zone.

3. Access to the QIC Technical Support "hotline" during normal business hours of 8:00AM to 4:30PM, Monday through Friday (excluding QIC holidays), Customer's local time zone.

Parts replaced or labor performed under the terms of this warranty will be warranted for the remainder of the original warranty term.

This warranty is void if failure of the Product results from accident, abuse, improper use, neglect, repairs or alterations unauthorized by QIC, or any other cause not directly resulting from a defect in materials or workmanship. If failure of the Product results from any of the above conditions, all warranty work performed by QIC, including parts and labor, shall be billed to Customer at QIC's then current rates.

Interconnecting cables between the control panel and the mainframe of the treadmill, patient cables, styli, ink cartridges, preamplifiers and all external, operator accessible cabling, normally considered expendable, are warranted for a period of 90 days from the date of Customer's invoice. Electrodes and recording paper are specifically excluded from this warranty. Calibration is not covered by this warranty unless failure results from a defect in materials or workmanship. Also excluded from this warranty are operator adjustments, as outlined in the operators manual, and power distribution within the Customer's facility i.e. outlets, fuse boxes and wiring.

LIMITATION OF LIABILITY. QIC AND ITS SUPPLIERS WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CLAIMED TO HAVE RESULTED FROM THE USE, OPERATION OR PERFORMANCE OF THE PRODUCTS OR RELATED IN ANY WAY TO THEIR ACQUISITION, REGARDLESS OF THE FORM OF ACTION. IN NO EVENT WILL QIC BE LIABLE TO CUSTOMER FOR (A) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF QIC HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, (B) ANY DAMAGES RESULTING FROM LATENT DEFECTS, LOSS OF DATA OR PROFITS, (C) ANY CLAIM WHETHER IN CONTRACT OR TORT, THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON. QIC shall be liable for actual damages resulting from a material breach of this limited warranty and for personal injury or property damages directly resulting from gross negligence or intentional misconduct on the part of QIC up to, but not exceeding, the purchase price or license fees paid hereunder.

NOTE: This warranty is offered separate from but in addition to any warranty the original manufacturer might offer. The original manufacturer's warranty may be found in the printed material accompanying the Product. Both warranties are in effect concurrently and Customer may choose that which is most cost effective and convenient.

TO OBTAIN WARRANTY SERVICE: Notify QIC at the address shown below. Have available full details of the malfunction, as well as the model and serial numbers of the Product. When QIC receives this information, Customer will be advised as to the service arrangements: field repair, field replacement, or factory repair. In the case of factory repair, Customer will be assigned a "return authorization number" and directed to return the Product, freight prepaid, to the address shown below:

                        QIC TECHNICAL SERVICES DEPARTMENT
                            3303 MONTE VILLA PARKWAY
                                BOTHELL, WA 98021
                           425/402-2485 (800) 426-0538

The foregoing warranty constitutes the sole and exclusive remedy of the Customer, and the exclusive liability of QIC. This limited warranty is in lieu of any and all other warranties, representations and conditions, express or implied, based in



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statute, common law or equity, as to the merchantability, fitness or purpose sold, description, quality productiveness, or any other matter.


                                    EXHIBIT E

                      DATA CONTENT OF THE EXPORTED RECORDS

                                       [*]



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